Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated October 12, 2004, with respect to the financial statements of Laureate Pharma L.P. incorporated by reference in the Registration Statements on Form S-3 (Nos. 333-114794, 333-86675, 333-32512) and the Registration Statements on Form S-8 (Nos. 33-41853, 33-48579,33-72559, 33-72560, 333-75499, 333-75501, 333-86777, 333-65092, 333-73284, 333-103976, and 333-118046) of Safeguard Scientifics, Inc.

/s/ Ernst & Young LLP

Stamford, Connecticut
January 7, 2005

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